Exhibit 4.3
THIS SECURITY (AS DEFINED HEREIN) IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS A NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR “THE DEPOSITORY”). THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED. UNLESS AND UNTIL THIS SECURITY IS SO EXCHANGED, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR TO DTC OR A NOMINEE OF SUCH SUCCESSOR TO DTC.
NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
No. 1
$350,000,000
CUSIP No.: 427866 BG2
ISIN: US427866BG25
THE HERSHEY COMPANY
$350,000,000 2.650% NOTE DUE JUNE 1, 2050
The Hershey Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation), for value received, hereby promises to pay to Cede & Co., as a nominee of The Depository Trust Company, or its registered assigns, the principal sum of THREE HUNDRED AND FIFTY MILLION Dollars ($350,000,000) on June 1, 2050 and to pay interest thereon semi-annually in arrears on June 1 and December 1 (the “Interest Payment Dates”) in each year, commencing December 1, 2020, at the rate of 2.650% per annum until the principal hereof is paid or made available for payment. Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Notwithstanding the foregoing, this Security shall bear interest from the most recent Interest Payment Date to which interest in respect hereof has been paid or duly provided for, unless (i) the date hereof is such an Interest Payment Date, in which case from the date hereof, provided, however, that if the Company shall default in the payment of interest due on the date hereof, then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid or, if no interest has been paid on this Security, from June 1, 2020, or (ii) no interest has been paid on this Security, in which case from June 1, 2020. Notwithstanding the foregoing, if the date hereof is after May 15 or November 15 (whether or not a Business Day) (the “Record Date”), as the case may be, next preceding an Interest Payment Date and before such Interest Payment Date, this Security shall bear interest from such Interest Payment Date, which interest shall be payable on the next succeeding Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid or, if no interest has been paid on this Security, from June 1, 2020. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the Record Date next preceding such Interest Payment Date.
Payment of the principal of and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth on the face hereof.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: June 1, 2020

THE HERSHEY COMPANY

By:
Name: Steven E. Voskuil
Title: Senior Vice President, Chief Financial Officer

By:
Name: Bjork Hupfeld
Title: Treasurer

[Signature Page to Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
Dated: June 1, 2020

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]
THE HERSHEY COMPANY
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 14, 2009 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited (except as provided in the Indenture) in aggregate principal amount to $350,000,000. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking funds (if any), may be subject to different covenants and Events of Default (as defined in the Indenture) and may otherwise vary as in the Indenture provided. The Indenture further provides that the Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates.
If an Event of Default with respect to Securities of this series shall occur and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding may declare the principal of the Securities of this series and accrued interest thereon, if any, to be due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and the consequences of any such defaults or Events of Default. Any such consent or waiver (unless revoked as provided in the Indenture) shall be conclusive and binding upon the holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, place and rate, if any, and in the coin or currency, herein prescribed.

This Security shall be exchangeable for Securities registered in the names of Persons other than the Depository with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) (y) the Company executes and delivers to the Trustee an Officers’ Certificate providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depository for such Global Security shall direct.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security register, upon due presentment of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar, duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, having the same interest rate, if any, and maturity and having the same terms as this Security, of any authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination having the same interest rate, if any, and maturity and having the same terms as such Securities, as requested by the holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notation of ownership or other writing hereon, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
No recourse for the payment of the principal of or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official or director, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released; provided, that nothing contained herein or in the Indenture shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid.
Optional Redemption
Prior to December 1, 2049, the Securities shall be redeemable at the option of the Company at any time and from time to time (a “Redemption Date”), in whole or in part, at a redemption price (the “Redemption Price”) equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued and unpaid interest, if any, up to but excluding the Redemption Date and (ii) the Make Whole Amount (as defined below), if any.
At any time on or after December 1, 2049, the Company may redeem the Securities in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
If the Company has given notice as provided in the Indenture and funds for the redemption of the Securities called for redemption have been made available on the Redemption Date, such Securities shall cease to bear interest on the Redemption Date. Thereafter, the only right of the holders of the Securities shall be to receive payment of the Redemption Price.
The Company shall give notice of any optional redemption to holders of the Security at their addresses, as shown in the security register for the Securities, not more than 45 nor less than 15 days prior to the Redemption Date. The notice of redemption shall specify, among other items, the Redemption Price and the principal amount of the Securities held by such holder to be redeemed.
If less than all of the Securities are to be redeemed, the Company shall give the Trustee at least 30 days’ prior notice of the Redemption Date and of the aggregate principal amount of the Securities to be redeemed, and the Trustee shall select the Securities or portions of Securities to be redeemed either pro rata or by such method as the Trustee shall deem fair and appropriate; provided that if, at the time of redemption, such Securities are registered as Global Securities, the Depository shall determine, in accordance with its procedures, the principal amount of such Securities held by each owner of beneficial interests in Global Securities to be redeemed. The Trustee may select for redemption Securities and portions of Securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
“Make-Whole Amount” means the excess of (1) the present value, on the Redemption Date, of the principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the Redemption Date or accelerated payment) that would have been payable if the Securities matured on the Par Call Date over (2) the aggregate principal amount of the Securities being redeemed or paid. The present value shall be determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (as defined below and as determined at 5:00 p.m. (New York City Time) on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made.
“Par Call Date” means December 1, 2049 (the date that is six months prior to the maturity date of such Securities).
“Reinvestment Rate” for the Securities means 0.200%, plus the arithmetic mean of the daily yields published in the most recent Statistical Release (as defined below) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity (assuming, for this purpose, that the Securities mature on the Par Call Date), as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recently available Statistical Release published on the date of determination of the Make-Whole Amount shall be used.
“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated in good faith by the Company.
Change of Control Offer
If a Change of Control Triggering Event (defined below) occurs, unless the Company has exercised its option to redeem the Securities as provided for herein, the Company shall be required to make an offer (a “Change of Control Offer”) to each holder of the Securities to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Securities on the terms set forth herein. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest, if any, on the Securities repurchased to the date of repurchase (a “Change of Control Payment”).
Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control (defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail or cause to be mailed to holders of the Securities a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Securities on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

In order to accept any Change of Control Offer, a holder shall be required to comply with instructions for tendering contained in the Company’s notice of such Change of Control Offer as well as the applicable procedures of the Depositary.
On the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept for payment all Securities or portions of such Securities properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of such Securities properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of such Securities being repurchased.
On the Change of Control Payment Date, the Paying Agent shall pay, from funds deposited by the Company for such purpose, to each holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee will authenticate and mail (or cause to be transferred by book-entry) to each holder a new Security equal in principal amount to any unpurchased portion of such holder’s Securities surrendered.
The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Securities properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
To the extent that the requirements of Rule 14e-1 under the Securities Exchange Act or any other securities laws or regulations thereunder that are applicable in connection with the repurchase of the Securities conflict with the Change of Control Offer provisions hereof, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Securities by virtue of any such conflict.
For purposes of the Change of Control Offer, the following have the meanings ascribed to them as set forth below:
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the assets of its subsidiaries, taken as a whole, to any Person (defined below), other than to the Company, one of its subsidiaries or the Milton Hershey School Trust (defined below); (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any Person, other than the Milton Hershey School Trust, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock (defined below) or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock (measured by voting power rather than number of shares) of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction; (4) the adoption of a plan relating to the Company’s liquidation or dissolution; or (5) the consummation of a so-called “going private/Rule 13e-3 transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Securities Exchange Act (or any successor provision), following which the Milton Hershey School Trust beneficially owns, directly or indirectly, more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares.
Notwithstanding the foregoing, a transaction effected to create a holding company will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of such holding company and (ii) the holders of the Voting Stock of such holding company immediately following that transaction, as measured by voting power rather than number of shares, are substantially similar to the holders of the Company’s Voting Stock, as measured by voting power rather than number of shares, immediately prior to such a transaction.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event (defined below).

“Investment Grade Rating” means a rating of Baa3 or higher by Moody’s (as defined below) (or its equivalent under any successor rating category of Moody’s) and BBB- or higher by S&P (defined below) (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement Rating Agency (as defined below) selected by the Company.
“Milton Hershey School Trust” means either or both of (1) Hershey Trust Company, a Pennsylvania corporation, as trustee for the trust established by Milton S. Hershey and Catherine S. Hershey for the benefit of Milton Hershey School, or any successor trustee, and (2) Milton Hershey School, a Pennsylvania not-for-profit corporation.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” has the meaning used in Section 13(d) of the Securities Exchange Act.
“Rating Agencies” means each of Moody’s and S&P; provided that if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, the Company may appoint (as certified by a resolution of its Board of Directors) a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act as replacement for such Rating Agency, or all of them, as the case may be.

“Rating Event” means the rating on the Securities is lowered by any Rating Agency and the Securities are rated below an Investment Grade Rating by both Rating Agencies on any day during the period (which period will be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any Rating Agency) commencing on the first public notice or announcement of an arrangement that could result in a Change of Control and ending on the 60th day following the occurrence of such Change of Control; provided, that a Rating Event shall not be deemed to have occurred in respect of a particular Change of Control (and, thus, shall not be deemed a Rating Event) if the Rating Agencies lowering the rating on the Securities to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the lowering was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.
“Voting Stock” means, with respect to any Person as of any date, the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
General
All terms used in this Security and not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
This Security shall be governed by and construed in accordance with the laws of the State of New York.